EXHIBIT 10.16

Summary of Fiscal Year 2006 Executive Officer Salaries and Performance Bonus Eligibility (Other than the Chief Executive Officer)

           On August 19, 2005, the Compensation Committee of the Board of Directors of registrant approved annual salaries and eligibility for performance bonuses based on achievement of various criteria to the executive officers of registrant listed below as follows:

Jitendra N. Doshi, the CFO and COO, receive an annual salary of $200,000 (for fiscal year 2006 and effective as of April 1, 2005), and be eligible for a performance bonus of up to 30% of salary based on achievement of various criteria during fiscal year 2006.

Robert Kurkiewicz, the Senior Vice President-Technical receive an annual salary of $152,500 (for fiscal year 2006 and effective as of April 1, 2005), and be eligible for a performance bonus of up to 23% of salary based on achievement of various criteria during fiscal year 2006.

Gurpartap Singh Sachdeva, the Vice President – Sales & Marketing, receive an annual salary of $175,500 (for fiscal year 2006 and effective as of April 1, 2005), and be eligible for a performance bonus of up to 25% of salary based on achievement of various criteria during fiscal year 2006.

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